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                                                                    EXHIBIT 23.1




               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 333-75335, No. 333-75331, No. 333-75329, No. 033-89154, and
No. 333-83591) pertaining to the 1999 Employee Stock Purchase Plan, 1994 Formula Stock Option Plan, 1994 Stock Option Plan, 1994 Stock Option Plan and 1994 Formula Stock Option Plan, and the 1999 Qualified Employee Stock Purchase Plan, respectively, of Centennial Technologies, Inc. of our report dated March 10, 2000, with respect to the statements of assets acquired of the Flash Memory Card Business of Intel Corporation as of December 25, 1999 and December 26, 1998, and the related statements of net revenues and direct expenses for the three years in the period ended December 25, 1999 included in the Current Report on Form 8-K/A of Centennial Technologies, Inc. dated March 13, 2000.

                                                      ERNST & YOUNG LLP


San Jose, California
March 10, 2000